Exhibit 99.1


 AMCOL International (NYSE: ACO) Reports 25 Percent Increase In Fourth Quarter
                      Diluted Earnings Per Share Over 2002

    ARLINGTON HEIGHTS, Ill., Jan. 20 /PRNewswire-FirstCall/ -- AMCOL International Corp. (NYSE: ACO) today reported its unaudited results for the fourth quarter and year ended December 31, 2003. Net income was $4.6 million, or $ 0.15 per diluted share, for the fourth quarter of 2003 compared with $3.5 million, or $0.12 per diluted share, in the prior year period, on 3 percent more weighted average common and common equivalent shares outstanding. This release should be read in conjunction with the attached unaudited condensed consolidated financial statements.
    Net sales in the fourth quarter of 2003 were $91.8 million compared to $77.8 million for the same period in 2002. Operating profit was $6.4 million compared to $5.3 million in fourth quarters of 2003 and 2002, respectively.
    "Our success in both the fourth quarter and full year 2003 reflect excellent performance in all of our operating businesses. The minerals segment had a great year both on the domestic front and overseas," said Larry Washow, AMCOL president and chief executive officer. "Our environmental segment registered record profitability and growth for the year, experiencing the usual fourth quarter challenges."
    Net income for 2003 was $19.9 million, or $0.67 per diluted share, compared with $13.0 million, or $0.43 per diluted share, for the prior year. Weighted average common and common equivalent shares decreased by 1 percent from 2002. Net sales were $364.0 million for the year ended December 31, 2003, compared to $298.9 million in the prior year. Operating profit was $28.9 million in 2003 compared with $19.7 million in 2002.
    Washow added, "AMCOL is making progress in a number of areas. Besides strong earnings and cash flow in 2003, we improved our debt position, raised the quarterly dividend, successfully integrated two small environmental acquisitions and have delivered a significant improvement in our global operations."
    In December 2003 and January 2004, AMCOL International made two acquisitions. The first is a business line and production facility which will provide AMCOL Health & Beauty Solutions manufacturing capability for a wide array of products used in the personal care and cosmetic industries. Washow noted, "While we are pleased with our operating results, the Company must continue to make the strategic investments which will result in future profitable growth. This acquisition further demonstrates our commitment to being the leading supplier of polymeric delivery systems to the personal care industry."
    The second acquisition is a leading well-testing services company that will complement the environmental segment's current offshore and pipeline services. Washow commented, "The Environmental Offshore Group continues to operate in a very competitive environment. The benefit of the additional services that this acquisition brings allows us a broader customer base for both the new and existing businesses."
    Washow noted that the nanocomposite segment's alliances with Mitsubishi Gas Chemical and PolyOne continue to move forward. "As the commercial development continues in 2004 we should see the benefit of stronger demand for products incorporating our Nanomer(R)."

    SEGMENT DISCUSSIONS

    Minerals
    The minerals segment, which accounted for approximately 59 percent of consolidated net sales for 2003, reported a sales increase of 26 percent, and a 48 percent increase in operating profit. Fourth quarter sales and operating profits for the minerals segment were up 24 percent and 32 percent, respectively.
    Washow said, "While there were many highlights during the year, the strength of our U.S. metalcasting sales and improvement in our international performance really stand out. Our customers continue to rely on the high value of our products and technical expertise-meeting our objective of providing value beyond just price. This year, we have also seen the benefits from resolving the operational issues that hurt our pet products performance in 2002."
    Washow continued, "The success achieved by Colin Stewart Minchem was also evident in this year's mineral sales. This group has expanded their product offering to the broader European market and has witnessed significant growth across a range of products."

    Environmental
    The Company's environmental segment, which accounted for approximately
34 percent of AMCOL's consolidated net sales for 2003, registered an operating profit of $17.9 million compared with an operating profit of $14.4 million in 2002, on a sales increase of 17 percent.
    Washow said, "This year was highlighted by the excellent performance of the environmental segment. Our Lining Technologies Group sales rose to record levels, boosted by the expansion of our product line. We are continuing to benefit from the investments that we have been making worldwide. With our new lining facility coming online in China, we are well positioned for the future growth ahead."

    Transportation
    AMCOL's transportation operations, which accounted for approximately
10 percent of the Company's consolidated net sales, including inter-segment shipping revenue, reported a 16 percent increase in sales for the year compared to 2002. Operating profit for 2003 was up 60 percent over the prior year.
    Washow said, "Expanding business with outside customers and strong sales from our lining technology and pet products groups contributed to the significant rebound in our transportation segment. Although fuel and insurance costs remained high, they were steady throughout the year and improved equipment utilization and productivity contributed to this segment's margin improvements."

    FINANCIAL OVERVIEW
    Total long-term and short-term debt amounted to $9.0 million at December 31, 2003, compared to $18.2 million at December 31, 2002. Debt was
4.9 percent of total capitalization as of December 31, 2003, compared with
10.7 percent as of December 31, 2002. Cash and cash equivalents were $13.5 million at the end of 2003 compared with $15.6 million in 2002.
    For the year 2003, general, selling and administrative expenses were
16.7 percent of net sales compared with 17.5 percent in 2002.
    Net interest expense for 2003 was $0.3 million compared to $0.5 million in the previous year.
    Shares outstanding at December 31, 2003, were approximately 29.1 million compared to approximately 27.9 million at December 31, 2002. Weighted average common and common equivalent shares outstanding decreased by 1 percent for the full year and increased by 3 percent for the fourth quarter of 2003.
    For the year, the Company repurchased approximately 267 thousand shares of its common stock at an aggregate cost of $1.6 million, or an average price of $5.99 per share. Approximately $3.7 million remains available in the stock repurchase program approved by the Board of Directors in May 2002.
    AMCOL's financial condition at December 31, 2003, included working capital of approximately $78.0 million and a current ratio of 2.51-to-1. Working capital was $58.5 million and the current ratio was 2.11-to-1 at December 31, 2002.

    This release contains certain forward-looking statements regarding AMCOL's expected performance for future periods and actual results for such periods might materially differ. Such forward-looking statements are subject to uncertainties, which include, but are not limited to, actual growth in AMCOL's various markets, utilization of AMCOL's plants, currency exchange rates, currency devaluation, delays in development, production and marketing of new products, integration of acquired businesses, and other factors detailed from time to time in AMCOL's annual report and other reports filed with the Securities and Exchange Commission.
    AMCOL International Corp., headquartered in Arlington Heights, Ill., produces and markets a wide range of specialty mineral products used for industrial, environmental and consumer-related applications. AMCOL is the parent of American Colloid Co., CETCO (Colloid Environmental Technologies Co.), Volclay International, Nanocor and the transportation operations, Ameri-Co Carriers, Inc. and Ameri-Co Logistics, Inc. AMCOL's common stock is traded on the New York Stock Exchange under the symbol ACO. AMCOL's web address is www.amcol.com . AMCOL's fourth quarter conference call will be available live on Jan. 20, 2004 at 11 a.m. EST on the AMCOL website.

    Financial tables follow.



                       AMCOL INTERNATIONAL CORPORATION
         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                   (In Thousands, except number of shares)

                              Twelve months ended       Three months ended
                                 December 31,              December 31,
                              2003          2002        2003          2002

    Net sales               $363,966      $298,873     $91,780       $77,801
    Cost of sales            274,415       227,005      69,414        59,168

      Gross profit            89,551        71,868      22,366        18,633

    General, selling and
     administrative
     expenses                 60,614        52,210      15,968        13,352

      Operating profit        28,937        19,658       6,398         5,281

    Other income
     (expense):
      Interest expense,
       net                      (280)         (512)         13          (102)
      Other income, net          604            43         333           135
                                 324          (469)        346            33
      Income before
       income taxes and
        equity in income
         of joint ventures    29,261        19,189       6,744         5,314

    Income taxes               9,946         6,916       2,290         1,919
      Income before
       equity in income
        of joint ventures     19,315        12,273       4,454         3,395

    Income from minority
     interest and joint
     ventures                    600           695         190           121

      Net income             $19,915       $12,968      $4,644        $3,516


    Weighted average
     common shares
     outstanding          28,357,009    28,133,795  28,893,630    27,845,702
    Weighted average
     common and common
      equivalent shares
       outstanding        29,849,578    30,148,520  30,707,027    29,761,348

    Basic earnings per
     share                     $0.70         $0.46       $0.16         $0.13

    Diluted earnings per
     share                     $0.67         $0.43       $0.15         $0.12

    Dividends declared
     per share                $0.160        $0.095      $0.050        $0.030



                       AMCOL INTERNATIONAL CORPORATION
              CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
                   (In Thousands, except number of shares)


                                                December 31,      December 31,
                                                    2003              2002
    ASSETS

    Cash                                           $13,525           $15,597
    Accounts receivable, net                        60,671            48,870
    Inventories                                     46,182            38,854
    Income tax receivable                                -               717
    Other current assets                             9,147             7,095

        Total current assets                       129,525           111,133

    Property, plant, equipment and
     reserves, net                                  86,997            81,847

    Investments in and advances to joint
     ventures                                       13,068            12,419
    Intangible assets                                6,978             5,202
    Other long-term assets                          13,439            11,227

                                                  $250,007          $221,828

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Notes payable and current maturities
     of long-term debt                                $843           $12,600
    Accounts payable                                20,367            17,918
    Accrued liabilities                             30,321            22,121

        Total current liabilities                   51,531            52,639

    Long-term debt                                   9,006             5,573

    Minority interest in subsidiaries                  116               615
    Other long-term obligations                     13,815            11,618

                                                    13,931            12,233

    Stockholders' equity                           175,539           151,383

                                                  $250,007          $221,828
    Common shares outstanding
        at the end of the period                29,107,746        27,881,903



               AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                                (In thousands)



                                                      Twelve Months Ended
                                                          December 31,
                                                     2003              2002

    Cash flows from operating activities:
       Net income                                  $19,915           $12,968
       Adjustments to reconcile net
        income
        to net cash  provided by
        operating activities:
          Depreciation, depletion, and
           amortization                             18,160            20,009
          Decrease (increase) in current
           assets                                  (20,671)              919
          Increase in noncurrent assets             (3,467)           (1,229)
          Increase in current liabilities           10,484             3,246
          Increase (decrease) in
           noncurrent liabilities                      937               866
          Other                                       (360)              (98)

          Net cash provided by operating
           activities                               24,998            36,681

    Cash flows from investing activities:
       Acquisition of land, mineral
        reserves, depreciable
        and intangible assets                      (15,795)          (16,223)
       Acquisitions                                 (7,144)          (16,982)
       Other                                         1,401             1,665

          Net cash used in investing
           activities                              (21,538)          (31,540)

    Cash flows from financing activities:
       Net change in outstanding debt               (8,324)            4,928
       Dividends paid                               (4,560)           (2,663)
       Proceeds from exercise of stock
        options                                      5,287             2,592
       Purchases of treasury stock                  (1,593)           (6,934)

          Net cash used in financing
           activities                               (9,190)           (2,077)

    Effect of foreign currency rate
     changes on cash                                 3,658             2,213

    Net increase (decrease) in cash and
     cash equivalents                               (2,072)            5,277

    Cash and cash equivalents at
     beginning of period                            15,597            10,320

    Cash and cash equivalents at end of
     period                                        $13,525           $15,597



               AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES
                               SEGMENT RESULTS
                                 (Unaudited)
                            (Dollars in thousands)


    MINERALS               Quarter ended December 31,
                             2003             2002          2003 vs. 2002
                                                          $ Change % Change

    Product sales    $52,558           $41,765
    Shipping revenue   4,558             4,448
    Net sales         57,116    100.0%  46,213   100.0%    10,903   23.6%
    Cost of sales-
     product          41,277            32,601
    Cost of sales-
     shipping          4,558             4,448
    Cost of sales     45,835     80.2%  37,049    80.2%
      Gross profit    11,281     19.8%   9,164    19.8%     2,117   23.1%
    General, selling
     and
     administrative
     exp.              4,712      8.2%   4,201     9.1%       511   12.2%
      Operating
       profit          6,569     11.5%   4,963    10.7%     1,606   32.4%


    ENVIRONMENTAL          Quarter ended December 31,
                            2003              2002          2003 vs. 2002
                                                          $ Change  % Change

    Product sales    $26,566           $24,212
    Shipping revenue   2,174             1,979
    Net sales         28,740    100.0%  26,191   100.0%     2,549    9.7%
    Cost of sales-
     product          16,395            15,628
    Cost of sales-
     shipping          2,174             1,979
    Cost of sales     18,569     64.6%  17,607    67.2%
      Gross profit    10,171     35.4%   8,584    32.8%     1,587   18.5%
    General, selling
     and
     administrative
     exp.              7,191     25.0%  5,682    21.7%     1,509   26.6%
      Operating
       profit          2,980     10.4%   2,902    11.1%       78    2.7%


    TRANSPORTATION         Quarter ended December 31,
                             2003             2002           2003 vs. 2002
                                                          $ Change  % Change

    Net sales         $8,995    100.0%  $8,456   100.0%       539    6.4%
    Cost of sales      8,081     89.8%   7,571    89.5%
      Gross profit       914     10.2%     885    10.5%        29    3.3%
    General, selling
     and
     administrative
     exp.                619      6.9%     615     7.3%         4    0.7%
      Operating
        profit          $295      3.3%    $270     3.3%        25    9.3%


    CORPORATE              Quarter ended December 31,
                             2003              2002          2003 vs. 2002
                                                          $ Change  % Change

    Intersegment
     shipping
     revenues        $(3,071)          $(3,059)
    Intersegment
     shipping
     costs            (3,071)           (3,059)
      Gross profit         -                 -
    General, selling
     and
     administrative
     exp.              2,555             1,766               789   44.7%
    Nanocomposites       891             1,088              (197) -18.1%
      Operating
        loss         $(3,446)          $(2,854)             (592) -20.7%



               AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES
                               SEGMENT RESULTS
                                 (Unaudited)
                            (Dollars in thousands)


    MINERALS       Twelve months ended December 31,
                            2003               2002          2003 vs. 2002
                                                          $ Change  % Change

    Product sales   $197,282          $156,174
    Shipping revenue  18,764            15,369
    Net sales        216,046   100.0%  171,543   100.0%    44,503   25.9%
    Cost of sales-
     product         155,284           124,267
    Cost of sales-
     shipping         18,764            15,369
    Cost of sales    174,048    80.6%  139,636    81.4%
      Gross profit    41,998    19.4%   31,907    18.6%    10,091   31.6%
    General, selling
     and
     administrative
     exp.             18,575     8.6%   16,037     9.3%     2,538   15.8%
      Operating
       profit        $23,423    10.8%  $15,870     9.3%     7,553   47.6%


    ENVIRONMENTAL      Twelve months ended December 31,
                            2003              2002          2003 vs. 2002
                                                         $ Change   % Change

    Product sales   $114,853           $98,208
    Shipping revenue   9,556             7,718
    Net sales        124,409   100.0%  105,926   100.0%    18,483   17.4%
    Cost of sales-
     product          71,341            61,615
    Cost of sales-
     shipping          9,556             7,718
    Cost of sales     80,897    65.0%   69,333    65.5%
      Gross profit    43,512    35.0%   36,593    34.5%     6,919   18.9%
    General, selling
     and
     administrative
     exp.             25,657    20.6%   22,220    21.0%     3,437   15.5%
      Operating
       profit        $17,855    14.5%  $14,373    13.6%     3,482   24.2%


    TRANSPORTATION      Twelve months ended December 31,
                             2003              2002         2003 vs. 2002
                                                         $ Change   % Change

    Net sales        $37,549   100.0%  $32,509  100.0%    5,040   15.5%
    Cost of sales     33,508    89.2%   29,141   89.6%
      Gross profit     4,041    10.8%    3,368   10.4%      673   20.0%
    General,
     selling
     and
     administrative
     exp.              2,494     6.6%    2,401    7.4%       93    3.9%
      Operating
       profit         $1,547     4.1%     $967    3.0%      580   60.0%


    CORPORATE           Twelve months ended December 31,
                             2003             2002          2003 vs. 2002
                                                         $ Change   % Change

    Intersegment
     shipping
     revenues       $(14,038)         $(11,105)
    Intersegment
     shipping
     costs           (14,038)          (11,105)
      Gross profit         -                 -
    General,
     selling
     and
     administrative
     exp.             10,090             7,108              2,982    42.0%
    Nanocomposites     3,798             4,444               (646)  -14.5%
      Operating
       loss         $(13,888)         $(11,552)            (2,336)  -20.2%

SOURCE  AMCOL International Corp.
    -0-                             01/20/2004
    /CONTACT: Jennifer Melsheimer, Investor Relations Manager of AMCOL International Corp., +1-847-394-8730/
    /Web site:  http://www.amcol.com /
    (ACO)

CO:  AMCOL International Corp.
ST:  Illinois
IN:  CHM MNG
SU:  ERN